     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1996
                                                     REGISTRATION NO. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 --------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                 --------------

                          COMPLETE MANAGEMENT, INC.
            (Exact Name of Registrant as Specified in its Charter)

          New York                                 8742                         11-3149119
  (State or Other Jurisdiction          (Primary Standard Industrial         (I.R.S. Employer
of Incorporation or Organization)        Classification Code Number)       Identification Number)

             254 West 31st Street, New York, New York 10001-2813
                                (212) 868-1188
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                       Registrant's Executive Offices)

                                 --------------
                             STEVEN M. RABINOVICI
                     Chairman and Chief Executive Officer
                          Complete Management, Inc.
                             254 West 31st Street
                        New York, New York 10001-2813
                                (212) 868-1188
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code
                            of Agent for Service)
                                 --------------
                               with a copy to:

     STEPHEN A. ZELNICK, Esq.                        ALAN I. ANNEX, Esq.
Morse, Zelnick, Rose & Lander, LLP               Camhy Karlinsky & Stein LLP
          450 Park Avenue                      1740 Broadway, Sixteenth Floor
     New York, New York 10022                     New York, N.Y. 10019-4315
          (212) 838-8040                               (212) 977-6600
       (212) 838-9190 (FAX)                         (212) 977-8389 (FAX)

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-4262

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                       CALCULATION OF REGISTRATION FEE


================================================================================================================
                                                      Proposed Maximum     Proposed Maximum          Amount of
    Title of Each Class of             Amount Being    Offering Price     Aggregate Offering        Registration
 Securities to be Registered          Registered (1)    Per Unit (2)         Price (2)                 Fee
- -----------------------------------------------------------------------------------------------------------------
 % Convertible Subordinated
 Debentures due 2003  .............    $5,750,000            100%           $5,750,000                $1,982.76
- -----------------------------------------------------------------------------------------------------------------
Common Shares, par value $.001  ...       (3)                ---                --
- -----------------------------------------------------------------------------------------------------------------
Representative's Warrants to
 purchase Common Shares  ..........       (4)                (5)               (5)                       (5)
- -----------------------------------------------------------------------------------------------------------------
Common Shares, par value $.001
 issuable upon exercise of
 Representative's Warrants  .......    $35,461(6)         $19.32(7)        $685,106.52                  $236.24
- -----------------------------------------------------------------------------------------------------------------
Total Registration Fee  ...........                                                                   $2,219.00
=================================================================================================================

(1) Includes $750,000 principal amount of Debentures which may be sold pursuant to the Underwriter's over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Such indeterminate number of Common Shares as may be acquired upon conversion of the Debentures being registered hereunder, subject to adjustment pursuant to anti-dilution provisions of the Indenture pursuant to which such Debentures are issued.

(4) Such indeterminate number of Representative's Warrants as grant to the Representative a right to buy that number of Common Shares as equal 10% of the Common Shares issuable upon conversion of the firm commitment Debentures at the initial conversion price of the Debentures. The initial conversion price is estimated at $14.10 based, pursuant to Rule 457(c), on a share price of $11.75, which is not less than the average of the high and low sales price on June 4, 1996, multiplied by the minimum proposed conversion price of 120% of the closing market price of the Common Shares on the effective date of the offering.

(5) No fee is required pursuant to Rule 457(g).

(6) The number of Common shares is calculated as set forth in item (4) above.

(7) Price per share equals 165% of the estimated closing price of the Common Shares on the effective date of the offering. Such closing price is estimated pursuant to Rule 457(c) at $19.32 (i.e. 165% of a share price of $11.75, which is not less than the average of the high and low sales price on June 4, 1996).

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The information in the Registration Statement filed by Complete Management, Inc. with the Securities and Exchange Commission (the
"Commission") (File No. 333-4262) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registraiton Statement.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City, County and State of New York on June 5, 1996.

                                            COMPLETE MANAGEMENT, INC.

                                            by:  /s/ STEVEN M. RABINOVICI
                                                -----------------------------
                                                Steven M. Rabinovici,
                                                Chairman of the Board and
                                                Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on June 5, 1996 by the following persons in the capacities indicated and each of the undersigned persons, in any capacity, hereby severally constitutes Steven Rabinovici, David Jacaruso and Stephen A. Zelnick, and each of them singularly, his true and lawful attorney with full power to them and each of them to sign for him and in his name and in the capacity indicated below, this Registration Statement and any and all amendments thereto.

          Signature                                      Title
 ----------------------------   -------------------------------------------------------   --------
  /s/ STEVEN M. RABINOVICI     Chairman of the Board and Chief Executive Officer
  ---------------------------
    Steven M. Rabinovici

     /s/ JOSEPH M. SCOTTI      Vice President, Chief Financial Officer, Treasurer, Secretary
 ---------------------------   and Director
       Joseph M. Scotti

     /s/ DAVID JACARUSO        Director
 ---------------------------
        David Jacaruso

    /s/ DENNIS SHIELDS         Director
- ---------------------------
        Dennis Shields

   /s/ RICHARD DEMAIO          Director
- ---------------------------
        Richard DeMaio

    /s/ JACK SCHWARTZBERG      Director
- ---------------------------
       Jack Schwartzberg

        /s/ STEVE COHN         Director
- ---------------------------
         Steve Cohn


                              INDEX TO EXHIBITS

 Exhibit No.       Description of Exhibit                                                         Page No.
 -----------      -----------------------                                                        ---------
    5.1           Opinion of Morse, Zelnick, Rose & Lander, LLP
   23.1           Consent of Arthur Andersen LLP
   23.2           Consents of Ernst & Young LLP
   24.1           Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)